EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                        JURISDICTION
                                                             OF       PERCENTAGE
         NAME                                           ORGANIZATION  OWNERSHIP
         ----                                          -------------- ----------
A.C.E. Insurance Company, Ltd.........................    Bermuda        100%
  Corporate Officers & Directors Assurance Ltd........    Bermuda        100
  ACE UK Limited...................................... United Kingdom    100
    ACE Capital Limited............................... United Kingdom    100
    Methuen Group Limited............................. United Kingdom    100
      Methuen Holdings Limited........................ United Kingdom    100
        Methuen Underwriting Ltd...................... United Kingdom    100
    ACE London Holdings Ltd........................... United Kingdom    100
      ACE Capital II Ltd.............................. United Kingdom    100
      ACE London Investments Ltd...................... United Kingdom    100
        ACE London Aviation Limited................... United Kingdom    100
        ACE London Underwriting Limited............... United Kingdom    100
      ACE Capital III Limited......................... United Kingdom    100
      ACE Staff Corporate Member Limited.............. United Kingdom    100
  ACE Reinsurance Company Europe Ltd..................    Ireland        100
    ACE Insurance Company Europe Ltd..................    Ireland        100
  Oasis Real Estate Co. Ltd...........................    Bermuda        100
    Scarborough Property Holdings, Ltd................    Bermuda         40
Tempest Reinsurance Company Limited...................    Bermuda        100
ACE Insurance Management Ltd..........................    Bermuda        100
ACE Services Ltd......................................     Cayman        100
Tripar Partnership....................................    Bermuda        100
ACE Realty Holdings Ltd...............................    Bermuda        100
Oasis Investments Limited.............................    Bermuda        100

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